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                                                         EX-21
                 Subsidiaries


                    Subsidiaries of Brill Media Company, LLC

Brill Media Management, Inc.
BMC Holdings, LLC
Huron Holdings, LLC
Northern Colorado Holdings, LLC
NCR III, LLC
NCH II, LLC
Northland Holdings, LLC
CMN Holding, Inc.
Brill Radio, Inc.
Brill Newspapers, Inc.
Reading Radio, Inc.
Tri-State Broadcasting, Inc.
Northern Colorado Radio, Inc.
NCR II, Inc.
Central Missouri Broadcasting, Inc.
CMB II, Inc.
Northland Broadcasting, LLC
NB II, Inc.
Central Michigan Newspapers, Inc.
Cadillac Newspapers, Inc.
CMN Associated Publications, Inc.
Central Michigan Distribution Co., L.P.
Central Michigan Distribution Co., Inc.
Gladwin Newspapers, Inc.
Graph Ads Printing, Inc.
Midland Buyer's Guide, Inc.
St. Johns Newspapers, Inc.
Huron P.S., LLC
Huron Newspapers, LLC
Advertisers P.S., LLC
Central Printing Service, LLC
Upper Michigan Holdings, Inc.
Upper Michigan Holdings, LLC
Upper Michigan Management, Inc.
Upper Michigan Newspapers, LLC
BMC Holdings, Inc.
Huron Holdings Management, Inc.
Huron Newspapers Management, Inc.
Huron P.S. Management, Inc.
Northern Colorado Holdings Management, Inc.
Northland Broadcasting Management, Inc.
Northland Holdings Management, Inc.